UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NILAM RESOURCES INC.
(Name of small business issuer in its charter)

NEVADA	1000	98-0487414
State or jurisdiction of	Primary Standard Industrial	I.R.S. Employer Identification
incorporation or organization	Classification Code Number	Number.

Nilam Resources Inc.
42 Camden Street, Suite 503
Toronto, Ontario, M5V 1V1
Telephone: 416-823-0915
Facsimile: 905-451-3294
(Address and telephone number of principal executive offices)

Empire Stock Transfer Inc.
7251 West Lake Mead Blvd Suite 300
Las Vegas, NV 89128
Telephone: 702-562-4091
Facsimile: 702-562-4081
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public:	as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis
pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the
Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

CALCULATION OF REGISTRATION FEE

TITLE OF EACH	AMOUNT TO BE	PROPOSED	PROPOSED	AMOUNT OF
CLASS OF	REGISTERED	MAXIUM	MAXIMUM	REGISTRATION
SECURITIES TO		OFFERING	AGGREGATE	FEE (2)
BE REGISTERED		PRICE PER	OFFERING
		SHARE (1)	PRICE (1)

Common Stock	5,500,000	$0.01	$55,000	$5.88

(1) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(a). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price our common stock was sold to our shareholders in a private placement memorandum. The price of $0.01 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated July *, 2006

PROSPECTUS
NILAM RESOURCES INC.
5,500,000 SHARES
COMMON STOCK
----------------

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

----------------

The purchase of the securities offered through this prospectus involves a high degree of risk.

SEE SECTION ENTITLED “RISK FACTORS” ON PAGES 6-8

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no guarantee that our shares will be quoted for trading on the OTC Bulletin Board. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

----------------

The Date Of This Prospectus Is: July *, 2006

Table Of Contents

		Page
Summary		5
Risk Factors		6
-	If we do not obtain additional financing, our business will fail	6
-	Because we have not commenced business operations, we face a high risk of business failure	6
-	Because of the speculative nature of exploration of mining properties, there is substantial risk that our business will fail	7
-	We need to continue as a going concern if our business is to succeed. Our independent auditor has raised doubt about our ability to continue as a going concern	7
-	Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business	7
-	Even if we discover commercial reserves of precious metals on the Lucky Strike Property, we may not be able to successfully obtain commercial production	7
-	Because our directors owns 52.18% of our outstanding stock, they could control and make corporate decisions that may be disadvantageous to other minority stockholders	8
-	Because our directors have other business interests, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail	8
-	Because management has no experience in mineral exploration, our business has a high risk of failure	8
-	If a market for our common stock does not develop, shareholders may be unable to sell their shares	8
-	A purchaser is purchasing penny stock which limits the ability to sell stock	8
Use of Proceeds		9
Determination of Offering Price		9
Dilution		9
Selling Securityholders		9
Plan of Distribution		13
Legal Proceedings		14
Directors, Executive Officers, Promoters and Control Persons		14
Security Ownership of Certain Beneficial Owners and Management		15
Description of Securities		16
Interest of Named Experts and Counsel		16
Disclosure of Commission Position of Indemnification for Securities Act Liabilities		16
Organization Within Last Five Years		16
Description of Business		17
Plan of Operations		21
Description of Property		22
Certain Relationships and Related Transactions		22
Market for Common Equity and Related Stockholder Matters		22
Executive Compensation		23
Financial Statements		23
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure		36

Summary

Prospective investors are urged to read this prospectus in its entirety.

We are in the business of mineral property exploration. To date, we have not yet conducted any exploration on our sole exploration property, the Lucky Strike property, located six miles northeast of the Town of Princeton in the southern part of the Thompson Plateau area in British Columbia, Canada. We acquired a 100% interest in the Lucky Strike property from Patricia Shore of Vancouver, Canada.

Our objective is to conduct mineral exploration activities on the Lucky Strike property in order to assess whether it possesses economic reserves of copper and gold. We have not yet identified any economic mineralization on the Lucky Strike property. Our proposed exploration program is designed to search for an economic mineral deposit.

We were incorporated on July 11, 2005, under the laws of the state of Nevada. Our principal offices are located at 42 Camden Street, Suite 503, Toronto, Ontario, Canada, M5V 1V1. Our telephone number is 416-823-0915.

The Offering:

Securities Being Offered	Up to 5,500,000 shares of common stock.

Offering Price

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no guarantee that our shares will be quoted for trading on the OTC Bulletin Board. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Securities Issued and to be Issued	11,500,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet

April 30, 2006

Cash	$55,807
Total Assets	$55,807
Liabilities	$5,000
Total Stockholders’ Equity	$50,807

Statement of Operations

From Incorporation on
July 11, 2005 to April 30, 2006

Revenue	$0
Net Loss and Deficit	($10,193)

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the Lucky Strike property, and therefore we will need to obtain additional financing in order to complete our business plan. We have not commenced operations and we have no income. As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the Lucky Strike property. While we have sufficient funds to conduct the recommended phase one and two exploration programs on the claim, which is estimated to cost $17,000, we will need additional funds to complete the phase three program, which is estimated to cost $40,000. Even after completing these three phases of exploration, we will not know if we have a commercially viable mineral deposit.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing if required.

BECAUSE WE HAVE NOT YET COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced exploration on the Lucky Strike property. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on July 11, 2005 and to date have been involved primarily in organizational activities and the acquisition of the Lucky Strike property. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Lucky Strike Property and the production of minerals from the claim, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claim containing economic mineralization or reserves of silver and gold is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the Lucky Strike property does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED. OUR INDEPENDENT AUDITOR HAS RAISED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The report of our independent accountant to our audited financial statements for the period ended April 30, 2006 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are that we have no source of revenue and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE LUCKY STRIKE PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Lucky Strike property does not contain any known bodies of mineralization. If our exploration programs are successful in establishing silver and gold of commercial tonnage and grade, we will require additional funds in order to place the Lucky Strike property into commercial production. We may not be able to obtain such financing.

BECAUSE OUR DIRECTORS OWN 52.17% OF OUR OUTSTANDING COMMON STOCK, THEY COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS.

Our directors own approximately 52.17% of the outstanding shares of our common stock. Accordingly, they have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. They also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR DIRECTORS HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Karamjit Gill, intends to devote approximately 15% of his business time providing his services to us and our directors, Mr. Michael Sklavenitis, and Mr. Sarvrinder Pabla, intend to devote approximately 15% and 10% of their business time, respectively. While our directors presently possess adequate time to attend to our interests, it is possible that the demands on our directors from their other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business.

BECAUSE MANAGEMENT HAS NO EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGH RISK OF FAILURE.

Our offices and a majority of our directors do not have any technical training in the field of geology and specifically in the areas of exploring for, starting and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. Their decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. Our shares may never trade on the bulletin board or any other exchange. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Please refer to the “Plan of Distribution” section for a more detailed discussion of penny stock and related broker-dealer restrictions.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination Of Offering Price

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no guarantee that our common stock will be quoted for trading on the OTC Bulletin Board. We determined this offering price, based upon the price of the last sale of our common stock to investors.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Securityholders

The selling shareholders named in this prospectus are offering all of the 5,500,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares consist of 5,500,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on April 28, 2006.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	the number of shares owned by each prior to this offering;
2.	the total number of shares that are to be offered for each;
3.	the total number of shares that will be owned by each upon completion of the offering; and
4.	the percentage owned by each upon completion of the offering.

		Total Number
		of Shares to be	Total Shares	Percent Owned
	Shares Owned	Offered for	Owned Upon	Upon
Name of Selling Stockholder	Prior to this	Selling	Completion of	Completion of
	Offering	Shareholders	this Offering	this Offering
		Account
Dania Ahmad
53 Roberts Field	50,000	50,000	Nil	Nil
Toronto, Ontario
M1R 2X1

Ghulam Ahmad
29 Coldwater Road West	50,000	50,000	Nil	Nil
Orillia, Ontario
L3V 3L2

Naveed Ahmad	100,000	100,000	Nil	Nil
130 Queen Isabella Crescent Maple, Ontario L6A 3J7

Sahrish Ahmad	100,000	100,000	Nil	Nil
25 Mahmood Crescent
Maple, Ontario
L6A 3A4

Kausar Ahmed	200,000	200,000	Nil	Nil
12 Ahmadiyya Avenue
Maple, Ontario
L6A 3A2

Muzzamil Ahmed	100,000	100,000	Nil	Nil
368 George Street
Toronto, Ontario
M5A 2N3

Mohammed Ayub	200,000	200,000	Nil	Nil
33 Nasir Crescent
Maple, Ontario
L6A 3A1

Amir Bajwa	50,000	50,000	Nil	Nil
5730 Montevido Road, Suite 48
Mississauga, Ontario
L5N 2M4

Tracy Baker	200,000	200,000	Nil	Nil
31 Aylesworth Avenue
Courtice, Ontario
L1E 3H2

Tara Bedi	100,000	100,000	Nil	Nil
35 Buckhurst Crescent
Scarborough, Ontario
M1S 4C3

Sean Blackman	200,000	200,000	Nil	Nil
3050 Pharmace Avenue, Suite 607
Scarborough, Ontario
M1W 2N7

Samina Bokhari	100,000	100,000	Nil	Nil
32 Bramacre Court
Brampton, Ontario L7A 1T5

Patrick Boodram	100,000	100,000	Nil	Nil
22 Hornby Road
Etobicoke, Ontario
M9V 1W3

Azhar Butt	50,000	50,000	Nil	Nil
5047 Moulin Rouge Crescent
Mississauga, Ontario
L5V 1R5

Nishi N. Dossa	200,000	200,000	Nil	Nil
150 Sandy Haven Drive
Scarborough, Ontario
M1N 3H9

Sumeyyah Fazal	100,000	100,000	Nil	Nil
143 Pine Hollow Crescent

Maple, Ontario
L6A 2L6

Ranae FredKaramjitk	100,000	100,000	Nil	Nil
107 Westmore Drive
Etobicoke, Ontario
M9V 4N3

Fardowsa Gabeyre	200,000	200,000	Nil	Nil
14 Driftwood Avenue, Suite 95
Toronto, Ontario
M3N 2M2

Romesa Gul	100,000	100,000	Nil	Nil
75 Cherrylawn Avenue
North York, Ontario
M9L 2B3

Ghazala Hanif	50,000	50,000	Nil	Nil
1370 Silver Spear Road, Suite 29
Mississauga, Ontario
L4Y 2X2

Shaun Jamieson	200,000	200,000	Nil	Nil
18 Eglington Square, Suite 51113
Scarborough, Ontario
M1L 4T2

Ejaz Khan	50,000	50,000	Nil	Nil
38 Bashir Street
Maple, Ontario
L6A 3A3

Nesha Khan	200,000	200,000	Nil	Nil
2 Loradeen Crescent
Scarborough, Ontario
M1B 1T8

Andreas Komitas	200,000	200,000	Nil	Nil
128 Ranee Avenue
North York, Ontario
M6A 1N4

Mubashra Mahmood	100,000	100,000	Nil	Nil
8 Blackmere Circle
Brampton, Ontario
L6W 4A9

Sarwar Mahmood	200,000	200,000	Nil	Nil
33 Kennedy Road S, Suite 711
Brampton, Ontario
L6W 3E5

Tariq Mahmood	100,000	100,000	Nil	Nil
54 Tahir Street
Maple, Ontario
L6A 3A9

Amer Mazhar	50,000	50,000	Nil	Nil
3812 Foxborough Trail
Mississauga, Ontario
L5N 7W4

Fathima Mehar	200,000	200,000	Nil	Nil

922 Danforth Avenue
Toronto, Ontario
M4J 1L9

Lubna Mehmood	200,000	200,000	Nil	Nil
271 Ahmadiyya Avenue
Maple, Ontario
L6A 3A5

Aisha Mir	100,000	100,000	Nil	Nil
3166 McDowell Drive
Mississauga, Ontario
L5M 6J4

Naumana Mussarrat	50,000	50,000	Nil	Nil
220 Tierra Avenue
Maple, Ontario
L6A H5

Huzefa Nakhooda	200,000	200,000	Nil	Nil
1388 Winglos Court
Mississauga, Ontario
L5C 1R1

Ammina Pharwala	200,000	200,000	Nil	Nil
6 Auburndale Court, Suite 408
Etobicoke, Ontario
M9W 3V1

Orlando Powell	100,000	100,000	Nil	Nil
33 Giraffe Avenue
Brampton, Ontario
L6R 1Y9

Jordan Queyquep	200,000	200,000	Nil	Nil
760 Lawrence Avenue W, Suite 32
North York, Ontario
M6A 3E7

Stephen Scovil	100,000	100,000	Nil	Nil
27 Elmwood Street, Suite 501
Kingston, Ontario
K7M 8Y5

Abby Sukarto	100,000	100,000	Nil	Nil
9 Stuart Street, Suite 6
Kingston, Ontario
K7L 3J8

Shakila Tahir	50,000	50,000	Nil	Nil
36 Bashir Street
Maple, Ontario
L6A 3A3

Maham Tooba	50,000	50,000	Nil	Nil
2825 Islington Avenue, Suite 318
North York, Ontario
M9L 2K1

Naeema Tubassum	100,000	100,000	Nil	Nil
2825 Islington Avenue, Suite 809
North York, Ontario
M9L 2K1

Deyon Woon	100,000	100,000	Nil	Nil
1757 Victoria Park Drive, Suite 309
Scarborough, Ontario
M1R 1S3

Dianna Yau	100,000	100,000	Nil	Nil
2906 Westberry Court
Mississauga, Ontario
L5M 6P2

Saeed Ahmed Zafar	100,000	100,000	Nil	Nil
99 Queen Isabella Crescent
Maple, Ontario
L6A 3J8

Nighat Zehri	100,000	100,000	Nil	Nil
92 Floribunda Crescent
Brampton, Ontario
L6T 4S2

Each of the above shareholders beneficially owns and has sole voting and investment over all shares or rights to the shares registered in his or her name. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 11,500,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

(1)	has had a material relationship with us other than as a shareholder at any time within the past three years;

(2)	has ever been one of our officers or directors; or

(3)	is a broker-dealer or affiliate of a broker dealer.

Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $13,500. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
  contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
  contains a toll-free telephone number for inquiries on disciplinary actions;
  defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
  contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

  with bid and offer quotations for the penny stock;
  details of the compensation of the broker-dealer and its salesperson in the transaction;
  the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 7251 West Lake Mead Blvd Suite 300 Las Vegas, NV 89128.

Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their age as of the date of this prospectus is as follows:

Directors:

Name of Director	Age
Karamjit Gill	48
Michael Sklavenitis	29
Sarvrinder Pabla	45

Executive Officers:

Name of Officer	Age	Office
Karamjit Gill	48	President and Chief Executive Officer
Michael Sklavenitis	29	Chief Financial Officer, Secretary and Treasurer

Biographical Information

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Mr. Karamjit Gill has acted as our President, Chief Executive Officer and as a member of our Board of Directors since our incorporation on July 11, 2005. Currently, Mr. Gill is a self-employed entrepreneur involved in the financial service industry and general insurance industry. In 1992, he and an associate incorporated Akal Insurance Agency, a privately held corporation in Ontario, in which he owns a 25% interest. The company sells life insurance and mutual funds. Mr. Gill responsibility with the company include management of the financial affairs of the company and training employees. Mr. Gill completed his Bachelor of Commerce at Punjab University in Chandigarh in 1979.

In February 2001, Mr. Gill incorporated EAMI Financial Services, a privately held corporation, of which he is President and owns a 100% interest. The Ontario company is a one-stop center for financial services including taxation and mutual fund sales. He manages the day-to-day operations of the company as well as sales training and client management.

Mr. Gill does not have any professional training or technical credentials in the exploration, development and operation of mines. Mr. Gill intends to devote approximately 15% of his business time to our affairs.

Mr. Michael Sklavenitis has acted as our Chief Financial Officer, Secretary, Treasurer and as a member of our Board of Directors since our incorporation on July 11, 2005. Since August 2005, Mr. Sklavenitis has been Director and Vice President of Pacific Imperial Capital Corp., a British Columbia corporation involved in shareholder communications, investor relations and corporate advisory services. His responsibilities include creating a profile for the corporate clients and raising their awareness to potential investors and venture capitalists as well as arranging for the preparation and delivery of clients promotional material to their shareholders, potential investors and other interested parties. From June 1995 to July 2005, Mr. Sklavenitis managed Giorgio’s Men’s Wear Ltd. of British Columbia, of which he is part owner. The company is in the retail business of selling exclusive clothing for men. His responsibilities included sales; managing, training and supervising staff; payroll; and purchasing clothing for the company. In 2000, he received his diploma in Computer Science and Small Business from the British Columbia Institute of Technology in Burnaby, British Columbia.

Mr. Sklavenitis does not have any professional training or technical credentials in the exploration, development and operation of mines. Mr. Sklavenitis intends to devote approximately 15% of his business time to our affairs.

Mr. Sarvrinder Pabla has acted as a member of our Board of Directors since our incorporation on July 11, 2005. Since January 2003, he has been owner, manager and director of Naura Investments Limited, a private holding company that invests in real estate. Mr. Pabla’s responsibilities include resolving issues regarding city by-laws, provincial and federal agencies, as well as day-to-day operations. From 2000 to 2001, he was employed at Petro City Inc. in Ontario. His responsibilities included managing fuel supplies, accounts payable and receivables; purchasing and sales; and ensuring safety and securities.

Since 1997, Mr. Pabla has been owner, director and manager of City Petroleum Inc., a privately owned gas station located in Ontario. He received his Bachelors of Arts Degree in Political Science from the Guru Nank Dev University of Amritsar, India in 1982. Mr. Pabla migrated to Canada from India in 1984.

Mr. Pabla does not have any professional training or technical credentials in the exploration, development and operation of mines. Mr. Pabla intends to devote approximately 10% of his business time to our affairs.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

		Amount of
Title of Class	Name and address of beneficial owner	beneficial	Percent of
		ownership	class

Common stock	Karamjit Gill	3,000,000	26.09%
Common Stock	Michael Sklavenitis	3,000,000	26.09%
Common Stock	Sarvrinder Pabla	Nil	Nil
Common stock	All officers and directors as a group consist of three people	6,000,000	52.18%

The percent of class is based on 11,500,000 shares of common stock issued and outstanding as of the date of this prospectus.

Description Of Securities

General

Our authorized capital stock consists of 69,000,000 shares of common stock at a par value of $0.001 per share and 1,000,000 shares of preferred stock at a par value of $0.001 per share.

Common Stock

As of August 2, 2006 , there are 11,500,000 shares of our common stock issued and outstanding that are held by 47 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

As of August 2, 2006 , there are not shares of preferred stock outstanding.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Anslow & Jaclin, LLP, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Webb & Company, PA, Certified Public Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Disclosure Of Commission Position Of Indemnification For Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization Within Last Five Years

We were incorporated on July 11, 2005 under the laws of the state of Nevada. On that date, Karamjit Gill, Michael Sklavenitis and Sarvrinder Pabla were appointed as our directors. As well, on the same date, Mr. Gill was appointed as our President and Chief Executive Officer and Mr. Sklavenitis was appointed as our Chief Financial Officer, Secretary and Treasurer.

Description Of Business

We are an exploration stage company engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover. We own a 100% beneficial interest in one mineral claim known as the Lucky Strike property. There is no assurance that a commercially viable mineral deposit exists on the Lucky Strike property.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. We have not yet commenced exploration on the Lucky Strike property. Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our directors will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

Our plan of operation is to conduct exploration work on the Lucky Strike property in order to ascertain whether it possesses economic quantities of copper and gold. There can be no assurance that an economic mineral deposit exists on the Lucky Strike property until appropriate exploration work is completed.

Even if we complete our proposed exploration programs on the Lucky Strike property and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Lucky Strike Property Acquisition Agreement

On March 1, 2006, we entered into a property acquisition agreement with Patricia Shore of Vancouver, Canada, whereby she sold to us a 100% undivided right title and interest in one mineral claim located in the Similkameen Region, Jura B.C. Project Area, British Columbia, Canada. We acquired this interest in the Lucky Strike mineral claim by paying Ms. Shore $3,000.

Description, Location and Access

The Lucky Strike property is situated in the Similkameen Mining Division, British Columbia, Canada. It is located six miles northeast of the Town of Princeton in the southern part of the Thompson Plateau, which is a few hours drive from Vancouver, British Columbia. The property totals 310 acres and lies between the confluence of the Tulameen and Similkameen rivers with elevations ranging from 2,850 feet to

3,400 feet mean sea level. The property’s physiographic setting is described as a rounded, open range plateau terrain that has been altered by the erosional and depositional drift cover effects of glaciation during the Ice Age era. Drift cover thickness in the valleys varies.

The area experiences approximately 15 to 20 inches of precipitation and/or snow annually. The summers are hot while the winters are mild and last from December to March. Vegetation of the Thompson Plateau consists of western yellow pine, or ponderosa pine, Douglas fir and groves of aspen and cottonwood trees.

The Town of Princeton, located six miles from the property, offers much of the infrastructure required to carry out exploration. It offers accommodations, limited equipment, supplies and communications. If necessary, any additional equipment would come from Vancouver, a few hours away from Princeton.

The property is accessible by vehicle on a paved road six miles from north-northeast of Princeton, British Columbia, at Jura, B.C., continuing on a gravel road that immediately leads to the property.

Title to the Lucky Strike property

The Lucky Strike property consists of one mineral claim. A “mineral claim” refers to a specific section of land over which a title holder owns rights to explore the ground and subsurface, and extract minerals. Title to the Lucky Strike property is registered in the name of Patricia Shore. She holds the property in trust for us.

Claim details are as follows:

Claim Name	Tenure Number	Expiry Date

Lucky Strike	530018	March 13, 2007

The claim was created on March 1, 2006 and is in good standing until March 13, 2007. This means that the claim will expire on March 13, 2007 unless we complete required assessment work by this date.

Mineralization

The Lucky Strike property contains Observations iron sulphide and iron disulphide mineralization. These rock types are often found in proximity to the precious and base metals that we are seeking.

The property was described in the 1927 British Columbia Minister of Mines Annual Report as containing chalcopyrite (copper-iron sulphide) and pyrite (iron sulphide) occurrences with an abundance of malachite-stain (copper carbonate) in volcanic rock.

Exploration History

In 1969, a survey was conducted by Lockwood Survey Corporation of Toronto, Ontario for Amax Exploration Inc. The results revealed that there are moderate magnetic patterns across the center of the property in west to east directions, which suggests a change in rock-type, making it receptive to mineralising fluids ascending from underlying intrusions.

In 1987, chip samples at over 6.56 feet were taken and analysed for copper and gold.

The property has not undergone any detailed ground exploration work or drilling.

Geological Report

We retained Mr. James W. McLeod, a professional geologist, to complete an evaluation of the Lucky Strike property and to prepare a geology report on the claim.

Based on his review, Mr. McLeod concludes that the Lucky Strike property warrants further exploration due to geochemistry and inferred geological continuity, as well as the lack of previous exploration.

Mr. McLeod has recommended an initial exploration program consisting of three phases. The first phase will consist of prospecting and geological mapping and hand trenching. Prospecting involves analyzing rocks on the property surface with a view to discovering indications of potential mineralization. Geological mapping consists of gathering chip samples and grab samples from property areas with the most potential to host economically significant mineralization. Grab samples are soil samples or pieces of rock that appear to contain precious metals such as gold, or industrial metals such as copper. All samples gathered will be sent to a laboratory where they are crushed and analysed for metal content. Trenching typically involves removing surface dirt and rock and gathering rock and soil samples from below the property’s surface in areas with the most potential to host economically significant mineralization.

The first phase is estimated to cost $4,500 as described below. We anticipate commencing the first phase of exploration in the fall of 2006. The program will take two months to complete.

Budget – Phase I
Geological Mapping	$2,000
Trenching and sampling including assays	$1,200
Food and Lodging	$500
Reports, maps, etc.	$800

Total Cost Phase I:	$4,500

The second phase will consist of magnetometer and VLF electromagnetic surveys. A magnetometer surveys measure the irregularities in the magnetic field in a given area. VLF is an abbreviation for very low frequency and an electromagnetic survey involves measuring whether or not rocks on the surface and subsurface of the property conduct electricity. Copper and gold are excellent conductors of electricity.

The second phase is estimated to cost $12,500 as outlined below. We anticipate commencing the second phase of exploration in the spring of 2007 assuming we are satisfied with the results of the first phase. The program will take two months to complete.

Budget – Phase II

Magnometer and VLF surveys	$7,000
Engineering and supervision.	$2,500
Grid installation	$600
Reports, Assays, etc.	$1,200
Food and Lodging	$500
Transportation	$700

Total Cost Phase II:	$12,500

The third phase will consist of induced polarized survey over anomalous zones of interest outlined by Phase I and II fieldwork, trenching, and mapping and sampling of bedrock anomalies. A polarized survey is used for the purpose of identifying magnetic minerals. The survey involves using a magnetic force microscope (MFM), which is a scanning probe microscope that measures the magnetic interaction between a grab sample and the tip of the probe. Geological mapping involves plotting previous exploration data relating to a property on a map in order to determine the best property locations to conduct subsequent exploration work. Anomalous/bedrock anomalies refer to any departure from the nom that may indicate the presence of mineralization in the underlying bedrock on the property.

The third phase is estimated to cost $40,000 as outlined below. We anticipate commencing the third phase of exploration in the summer of 2007 assuming we are satisfied with the results of the second stage. The program will take three months to complete.

Budget – Phase III

Geological mapping and trenching	$15,000
Polarized survey	$10,000
Engineering and supervision.	$12,000

Reports, Assays, etc.	$2,000
Food and Lodging	$800
Transportation	$200

Total Cost Phase II:	$40,000

Total Estimated Cost Phase I, II, and III	$57,000

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in British Columbia.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

-	Water discharge will have to meet water standards;

-	Dust generation will have to be minimal or otherwise re-mediated;

-	Dumping of material on the surface will have to be re-contoured and re-vegetated;

-	An assessment of all material to be left on the surface will need to be environmentally benign;

-	Ground water will have to be monitored for any potential contaminants;

-	The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

-	There will have to be an impact report of the work on the local fauna and flora.

Employees

We have no employees as of the date of this prospectus other than our three directors.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20002. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Plan Of Operations

Our plan of operation for the next twelve months is to complete the recommended phase one, two and three exploration programs on the Lucky Strike property consisting of geochemical sampling and mapping, trenching and as well as magnetometer, VLF electromagnetic and polarized surveys. We anticipate that these exploration programs will cost approximately $57,000. To date, we have not yet commenced exploration on the Lucky Strike property.

We have not yet commenced phase one of the exploration program on the Lucky Strike property. We will commence the first phase of the exploration work program in the fall of 2006 and we anticipate this phase should take up to two months to complete. We will then undertake the phase two work program during the spring of 2007. This program will take approximately two months to complete. We will then undertake the phase three work program during the summer of 2007. This program will take approximately three months to complete. We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for this exploration program.

As well, we anticipate spending an additional $15,000 on administrative fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $72,000.

While we have enough funds to cover anticipated expenses for Phases I and II of the exploration work program, we will require additional funding in order to proceed with Phase III and any additional recommended exploration on the Lucky Strike property following the completion of the phase one and two program. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock or from director loans. We do not have any arrangements in place for any future equity financing or loans.

Results Of Operations For The Period From Inception Through April 30, 2006

We have not earned any revenues from our incorporation on July 11, 2005 to April 30, 2006. We do not anticipate earning revenues unless we enter into commercial production on the Lucky Strike property, which is doubtful. We have not completed the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the Lucky Strike property, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $11,101 for the period from our inception on July 11, 2005 to April 30, 2006. These operating expenses were comprised of audit and accounting fees of $765 exploration costs and expenses of $9,500, listing and filing fees of $700 and general and administrative expenses of $136. These expenses were offset by our realization of $908 for foreign currency transaction gain, resulting in a net loss for the period of $10,193.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Description Of Property

We own the mineral exploration rights relating to the Lucky Strike mineral property located in the Similkameen Mining Division, British Columbia, Canada. We do not own interest in any other property.

Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

*	Any of our directors or officers;
*	Any person proposed as a nominee for election as a director;
*	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
*	Our sole promoter, Karamjit Gill;
*	Any member of the immediate family of any of the foregoing persons.

Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have forty-seven registered shareholders.

Rule 144 Shares

A total of 5,500,000 shares held by our affiliates will become available for resale in accordance with Rule 144 of the Securities Act of 1933 on February 28, 2007. In addition, a total of 6,000,000 shares of our common stock sold to investors in our offering will become available for resale to the public after April 28, 2007 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 115,000 shares as of the date of this prospectus; or

2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our inception on July 11, 2005 to April 30, 2006 and the subsequent period to the date of this prospectus.

Annual Compensation

						Restr	Options/	LTP
					Other	Stock	SARS (#)	payouts
Name	Title	Year	Salary	Bonus	Comp.	Awarded		($)
	President
Karamjit Gill	CEO &	2005	$0	$0	$0	$0	$0	$0
	Director
	Treas.
Michael	Sec,CFO	2005	$0	$0	$0	$0	$0	$0
Sklavenitis	Director

Sarvrinder	Director	2005	$0	$0	$0	$0	$0	$0
Pabla

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreements with our directors or officers. We do not pay Mr. Gill, Mr. Sklavenitis or Mr. Pabla any amount for acting as directors of the Company.

Financial Statements

Index to Financial Statements:

1.	Report of Independent Registered Public Accounting Firm;

2.	Audited financial statements for the period ending April 30, 2005, including:

	a.	Balance Sheets;

	b.	Statements of Operations;

	c.	Statements of Stockholders’ Equity;

	d.	Statements of Cash Flows; and

	e.	Notes to Financial Statements

NILAM RESOURCES INC.

(AN EXPLORATION STAGE COMPANY)

FINANCIAL STATEMENTS

April 30, 2006

(Stated in US Dollars)

NILAM RESOURCES INC.

(AN EXPLORATION STAGE COMPANY)

CONTENTS

PAGE	1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	2	BALANCE SHEET AS OF APRIL 30, 2006 (AUDITED)

PAGE	3	STATEMENT OF OPERATIONS FOR THE PERIOD FROM JULY 11, 2005 (INCEPTION) TO APRIL 30, 2006 (AUDITED)

PAGE	4	STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM JULY 11, 2005 (INCEPTION) TO APRIL 30, 2006 (AUDITED)

PAGE	5	STATEMENT OF CASH FLOWS FOR THE PERIOD FROM JULY 11, 2005 (INCEPTION) TO APRIL 30, 2006 (AUDITED)

PAGES	6 - 8	NOTES TO FINANCIAL STATEMENTS (AUDITED)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Nilam Resources, Inc.
(An Exploration Stage Company)

We have audited the accompanying balance sheet of Nilam Resources, Inc. (an exploration stage company) as of April 30, 2006 and the related statements of operations, changes in stockholders’ equity and cash flows for the period from July 11, 2005 (inception) to April 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Nilam Resources, Inc. (an exploration stage company) as of April 30, 2006 and the results of its operations and its cash flows for the period from July 11, 2005 (inception) to April 30, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company is in the exploration stage with no operations and has a negative cash flow from operations of $10,193 from inception. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning this matter are also described in Note 5. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEBB & COMPANY, P.A.

Boynton Beach, Florida
June 8, 2006

NILAM RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEET
AS OF APRIL 30, 2006
(STATED IN U.S. DOLLARS)

ASSETS

CURRENT ASSETS
Cash	$55,807

TOTAL ASSETS	$55,807

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$5,000

TOTAL LIABILITIES	5,000

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and
outstanding	-
Common stock, $0.001 par value, 69,000,000 shares authorized, 11,500,000 shares
issued and outstanding	11,500
Additional paid in capital	49,500
Accumulated deficit during exploration stage	(10,193)
Total Stockholders’ Equity	50,807

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$55,807

See accompanying notes to financial statements.

NILAM RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JULY 11, 2005 (INCEPTION) TO APRIL 30, 2006
(STATED IN U.S. DOLLARS)

OPERATING EXPENSES
Accounting and auditing fees	$765
Exploration costs and expenses	9,500
General and administrative	136
Listing and filing fees	700
Total Operating Expenses	11,101
LOSS FROM OPERATIONS	(11,101)

OTHER INCOME (EXPENSE)

Foreign currency transaction gain	908

Total Other Income	908

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(10,193)

Provision for Income Taxes	-

NET LOSS	$(10,193)

Net loss per share - basic and diluted	$(0.01)

Weighted average number of shares outstanding during the period –
basic and diluted	1,286,689

See accompanying notes to financial statements.

NILAM RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM JULY 11, 2005 (INCEPTION) TO APRIL 30, 2006
(STATED IN U.S. DOLLARS)

				Accumulated
			Additional	Deficit During
	Common Stock		Paid-In	Exploration
	Shares	Amount	Capital	Stage	Total

Common stock issued to
founders for cash ($0.001 per
share)	6,000,000	$6,000	$-	$-	$6,000

Common stock issued for
cash ($0.01 per share)	5,500,000	5,500	49,500	-	55,000

Net loss for the period from
July 11, 2005 (inception) to
April 30, 2006	-	-	-	(10,193)	(10,193)

BALANCE, APRIL 30, 2006	11,500,000	$11,500	$49,500	$(10,193)	$50,807

See accompanying notes to financial statements.

NILAM RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM JULY 11, 2005 (INCEPTION) TO APRIL 30, 2006
(STATED IN U.S. DOLLARS)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the period	$(10,193)
Adjustments to reconcile net loss to net cash used in operating activities:
Accounts payable and accrued expenses	5,000
Net Cash Used In Operating Activities	(5,193)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common shares	61,000
Net Cash Provided By Financing Activities	61,000

NET INCREASE IN CASH	55,807

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$55,807

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest	$-
Cash paid for taxes	$-

See accompanying notes to financial statements.

NILAM RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF APRIL 30, 2006

NOTE 1           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

Nilam Resources Inc. (an exploration stage company) (the “Company”) was incorporated under the laws of the State of Nevada on July 11, 2005. The Company is a natural resource exploration company with an objective of acquiring, exploring and if warranted and feasible, developing natural resource properties.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(C) Cash and Cash Equivalents

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(D) Mineral Property

Pursuant to SFAS No. 144, the recoverability of the acquisition costs associated with the purchase of mineral rights presumes to be insupportable prior to determining the existence of a commercially minable deposit and have to be expensed. As of April 30, 2006, the Company had expensed $9,500 related to the mineral rights acquisition and exploration costs.

(E) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, “Earnings Per Share.” As of April 30, 2006, there were no common share equivalents outstanding.

(F) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“Statement 109”). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. As of April 30, 2006, the Company has a net operating loss carryforward of approximately $10,193 available to offset future taxable income through 2025. The valuation allowance at April 30, 2006 was $3,466. The net change in the valuation allowance for the period ended April 30, 2006 was an increase of $3,466.

NILAM RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF APRIL 30, 2006 (G) Foreign Currency Translation

In accordance with SFAS 52 "Foreign Currency Translation", the Company has determined that its functional currency is the United States Dollar. For the year ended April 30, 2006, the Company recorded a transaction gain from the settlement of subscriptions receivable received in Canadian Dollars. The gain was determined at the exchange rates on the date of settlement.

(H) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(I) Recent Accounting Pronouncements

In May 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections. This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 also requires that a change in depreciation, amortization or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. This Statement is effective in fiscal years beginning after December 15, 2005. The Company has not yet determined the effect of implementing this standard.

NOTE 2           MINERAL PROPERTY

Lucky Strike Property

Pursuant to a mineral property purchase and sale agreement dated March 1, 2006, the Company acquired a 100% interest in the mineral rights at the Lucky Strike Property located in the Similkameen Mining Divison, British Columbia, Canada for a purchase price of $3,000. The property has registered an anomalous copper-gold assay from a 6.56 foot chip sample and returned 0.823% cooper and 0.46g/ton gold. The Company commenced an exploration program on the property in April 2006. The Company incurred $6,500 of exploration expenditures for the period ended April 30, 2006.

NOTE 3           STOCKHOLDERS’ EQUITY

On February 28, 2006, the Company issued 6,000,000 shares of common stock to its founders for cash of $6,000 ($0.001 per share).

On April 28, 2006, the Company issued 5,500,000 shares of common stock for cash of $55,000 ($0.01 per share).

NOTE 4           CONCENTRATION OF CREDIT RISK

Cash includes deposits at Canadian financial institutions in US currency which is not covered by either the US FDIC limits or the Canadian CDI limits and therefore the entire cash balance of $55,807 is uninsured. The company has placed its cash in a high credit quality financial institution.

NILAM RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF APRIL 30, 2006

NOTE 5           GOING CONCERN

These financial statements have been prepared on a going concern basis. The Company has accumulated a deficit of $10,193 since inception, has yet to achieve profitable operations and further losses are anticipated in the development of its business, raising substantial doubt about the Company’s ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. The Company anticipates that additional funding will be in the form of equity financing from the sale of common stock. The Company may also seek to obtain short-term loans from the directors of the Company. There are no current arrangements in place for equity funding or short-term loans.

Changes In And Disagreements With Accountants on Accounting and Financial Disclosure

We have had no changes in or disagreements with our accountants.

Until ______________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”) and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$5.88
Transfer Agent fees	$1,000
Accounting and auditing fees and expenses	$5,000
Legal fees and expenses	$6,000
Edgar filing fees	$1,500
Total	$13,505.88

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales Of Unregistered Securities

We completed an offering of 6,000,000 shares of our common stock at a price of $0.001 per share on February 28, 2006. Of these shares, we issued 3,000,000 shares of our common stock to our President, Mr. Karamjit Gill and 3,000,000 shares to our Chief Financial Officer, Mr. Michael Sklavenitis. The total amount received from this offering was $6,000. These shares were issued pursuant to Regulation S of the Securities Act.

We completed an offering of 5,500,000 shares of our common stock at a price of $0.01 per share to a total of forty-five purchasers on April 28, 2006. The total amount received from this offering was $55,000. These shares were issued pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

Name of Subscriber	Number of Shares

Dania Ahmad	50,000
Ghulam Ahmad	50,000
Naveed Ahmad	100,000
Sahrish Ahmad	100,000
Kausar Ahmed	200,000
Muzzamil Ahmed	100,000
Mohammed Ayub	200,000
Amir Bajwa	50,000
Tracy Baker	200,000
Tara Bedi	100,000
Sean Blackman	200,000
Samina Bokhari	100,000
Patrick Boodram	100,000
Azhar Butt	50,000
Nishi N. Dossa	200,000

Sumeyyah Fazal	100,000
Ranae Frederick	100,000
Fardowsa Gabeyre	200,000
Romesa Gul	100,000
Ghazala Hanif	50,000
Shaun Jamieson	200,000
Ejaz Khan	50,000
Nesha Khan	200,000
Andreas Komitas	200,000
Mubashra Mahmood	100,000
Sarwar Mahmood	200,000
Tariq Mahmood	100,000
Amer Mazhar	50,000
Fathima Mehar	200,000
Lubna Mehmood	200,000
Aisha Mir	100,000
Naumana Mussarrat	50,000
Huzefa Nakhooda	200,000
Ammina Pharwala	200,000
Orlando Powell	100,000
Jordan Queyquep	200,000
Stephen Scovil	100,000
Abby Sukarto	100,000
Shakila Tahir	50,000
Maham Tooba	50,000
Naeema Tubassum	100,000
Deyon Woon	100,000
Dianna Yau	100,000
Saeed Ahmed Zafar	100,000
Nighat Zehri	100,000

Regulation S Compliance

Each offer or sale was made in an offshore transaction.

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

Exhibit	Exhibits
Number	Description

3.1	Articles of Incorporation (1)
3.2	Bylaws (1)
5.1	Legal opinion of Anslow and Jaclin, LLP, with consent to use
10.1	Mineral property acquisition dated March 1, 2006 (1)
23.1	Consent of Webb & Company, Certified Public Accountants
32.2	Consent by James W, McLeod, Professional Geologist (1)
99.1	Location map (1)

(1) Filed with our registration statement filed with the Securities and Exchange Commission on July 24, 2006 (File No. 333-135980).

The undersigned registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

	a.	include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.

reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration Statement; and

	c.	include any additional or changed material information on the plan of distribution.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be

	a	seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

(ii)	any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

(iv)	any other communication that is an offer in the offering made by us to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Toronto, Province of Ontario on July 21, 2006.

Nilam Resources Inc.

By: /s/ Karamjit Gill
------------------------------
Karamjit Gill
President, Chief Executive Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Karamjit Gill	President, Chief Executive Officer and	August 2, 2006
Karamjit Gill	Director

/s/ Michael Sklavenitis	Chief Financial Officer, Treasurer,	August 2, 2006
Michael Sklavenitis	Principal Accounting Officer, Secretary and Director

/s/ Sarvrinder Pabla	Director	August 2, 2006
Sarvrinder Pabla